UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

Parametric Sound Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)
____________________

888-477-2150
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 22, 2011, Parametric Sound Corporation (the "Company") entered into a Securities Purchase Agreement with selected institutional investors and entities affiliated with two officers of the Company (collectively, the “Investors”), pursuant to which the Company issued and sold for cash 2,000,000 shares of its common stock at a purchase price of $0.50 per share. In connection with the financing, the Company also issued warrants to the Investors exercisable for an aggregate of 2,000,000 shares of common stock at an exercise price of $0.75 per share. The warrants are exercisable until February 22, 2016.

The institutional Investors are (i) Special Situations Fund III QP, L.P., (ii) Special Situations Private Equity Fund, L.P., (iii) Special Situations Technology Fund, L.P., and (iv) Special Situations Technology Fund II, L.P., which collectively purchased 1,500,000 shares and were issued warrants to purchase 1,500,000 shares. The controlling principals of the Special Situations funds beneficially owned 12.9% of the outstanding common stock of the Company before the financing. The other Investors are affiliated with Elwood G. Norris, President and CEO, and James A. Barnes, CFO, Treasurer and Secretary. An entity affiliated with Mr. Norris purchased 300,000 shares and was issued warrants to purchase 300,000 shares and entities affiliated with Mr. Barnes purchased an aggregate of 200,000 shares and were issued warrants to purchase 200,000 shares all on the same terms as the institutional Investors. Mr. Norris beneficially owned 17.1% of the outstanding common stock of the Company before the financing.

Gross proceeds were $1,000,000 and are intended for working capital purposes. No general solicitation or advertising was made in connection with the offer or sale. The Company did not pay any placement agent fees or other commissions in connection with the sale. The Company offered and sold the shares and warrants without registration under the Securities Act of 1933, as amended (the "Act"), to a limited number of qualified institutional buyers and accredited investor entities affiliated with officers in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The shares and warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. An appropriate legend was placed on the shares and the warrants issued, and will be placed on the shares issuable upon exercise of the warrants, unless registered under the Act prior to issuance.

In connection with the financing, the Company also entered into a Registration Rights Agreement with the Investors, pursuant to which the Company agreed to prepare and file, within 30 days following the issuance of the securities, a registration statement covering the resale of the shares of common stock sold in the financing as well as the shares of common stock issuable upon the exercise of the warrants. If the Company (a) fails to file the registration statement within 30 days, or (b) the registration statement is not declared effective within 90 days from closing (120 days if reviewed by the SEC), or (c) after effectiveness the registration statement becomes ineffective other than for certain allowable periods, then the Company will be obligated to pay liquidated damages to the purchasers in the amount of 1.5% of the invested amount per each 30-day period no registration statement is filed or thereafter effective.

On February 22, 2011, the Company issued a press release announcing completion of the financing transaction.  A complete copy of each of the Form of Warrant, the Securities Purchase Agreement, the Registration Rights Agreement, and the press release, are filed as Exhibits 4.1, 10.1, 10.2, and 99.1, respectively, and are incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits. Neither the filing of the press release as an exhibit to this Report nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Report. The information available at our internet address is not part of this Report or any other report filed by us with the Securities and Exchange Commission.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 3.02.    Unregistered Sales of Equity Securities

On February 22, 2011, the Company entered into a Securities Purchase Agreement and issued and sold 2,000,000 shares of its common stock, and warrants to purchase an additional 2,000,000 shares of its common stock, with selected institutional Investors and entities affiliated with two officer of the Company. For further information about the terms of these transactions, please see the disclosure under Item 1.01 above, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
4.1	Form of Warrant.
10.1	Securities Purchase Agreement.
10.2	Registration Rights Agreement.
99.1	Press Release dated February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Parametric Sound Corporation

Date: February 24, 2011	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary